UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2015

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On February 24, 2015, Community Bank System, Inc. (“Community Bank System”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oneida Financial Corp., a savings and loan holding company based in Oneida, New York (“Oneida Financial”) and the parent of Oneida Savings Bank and the State Bank of Chittenango.  Under the terms of the Merger Agreement, Oneida Financial will merge with and into Community Bank System, and the shareholders of Oneida Financial will be entitled to receive a combination of cash and common stock of Community Bank System having a value of $20.00 for each share of Oneida Financial common stock.  Immediately following consummation of the merger, Community Bank System expects to merge Oneida Savings Bank and the State Bank of Chittenango with and into Community Bank, N.A.

The Merger Agreement has been unanimously approved by the Boards of Directors of each of Community Bank System and Oneida Financial.  Subject to the approval of Oneida Financial’s stockholders, regulatory approvals, and other closing conditions, the parties anticipate completing the transaction in the third quarter of 2015.

The total merger consideration of approximately $142 million will be paid in a mix of 60% Community Bank System common stock and 40% cash, with Oneida Financial stockholders having certain election options.  Each share of Oneida Financial common stock issued and outstanding at the time the merger is consummated will be converted into (i) $20.00 in cash (the “Cash Consideration”), (ii) a number of shares of Community Bank System common stock equal to one share multiplied by the Exchange Ratio (as defined below), and cash in lieu of fractional shares, if any (the “Stock Consideration”), or (iii) a combination of both, whereby 60% and 40% of the shares of Oneida Financial common stock held by each holder will be converted into the right to receive the Stock Consideration and Cash Consideration, respectively.  The exchange ratio for the merger (the “Exchange Ratio”) will be fixed at 0.5635 share of Community Bank System common stock for each whole share of Oneida Financial common stock.

Each holder of Oneida Financial common stock will be entitled to make an election of the type of consideration that such holder desires to receive in the merger, subject to certain pro ration and allocation mechanisms outlined in the Merger Agreement which are designed to ensure that (i) no more than 60% of the issued and outstanding shares of Oneida Financial common stock will be converted into the right to receive the Stock Consideration, and (ii) at least 40% of the issued and outstanding shares of Oneida Financial common stock will be converted into the right to receive the Cash Consideration.  As to the Stock Consideration received in exchange for Oneida Financial common stock, the merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

In the Merger Agreement, Community Bank System agreed to appoint two of Oneida Financial’s current directors, Michael R. Kallet and Eric E. Stickels, to the Boards of Directors of Community Bank System and Community Bank, N.A. effective upon consummation of the merger.

Oneida Financial has also agreed not to (i) solicit proposals relating to alternative business combination transactions, or (ii) subject to certain exceptions, enter into discussions or an agreement concerning, or to provide confidential information in connection with, any proposals for alternative business combination transactions.

The directors and executive officers of Oneida Financial have each entered into Voting Agreements pursuant to which they have agreed to vote their shares in favor of the approval of the Merger Agreement at the stockholders’ meeting to be held to vote on the proposed transaction.

The Merger Agreement provides for certain termination rights for both Community Bank System and Oneida Financial, and further provides that upon a termination of the Merger Agreement under certain circumstances relating to a third-party takeover proposal, Oneida Financial will be obligated to pay Community Bank System a termination fee of $4.93 million.

The Merger Agreement also contains usual and customary representations and warranties that Community Bank System and Oneida Financial made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between Community Bank System and Oneida Financial, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between Community Bank System and Oneida Financial rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement which is filed as Exhibit 2.1 hereto and incorporated herein by reference in its entirety.

Additional Information about the Merger

In connection with the proposed merger, Community Bank System will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of Oneida Financial, as well as other relevant documents concerning the proposed transaction.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Stockholders of Oneida Financial are urged to read the registration statement and proxy statement/prospectus and the other relevant materials filed with the SEC when they become available because they will contain important information about the proposed transaction.

A free copy of the proxy statement/prospectus, when available, as well as other filings containing information about Oneida Financial and Community Bank System, may be obtained at the SEC’s Internet site (http://www.sec.gov).  You will also be able to obtain these documents, when available, free of charge from Oneida Financial at http://www.oneidafinancial.com/ under the heading “Investor Relations” and then “Documents” or from Community Bank System by accessing its website at www.communitybankna.com under the heading of “Investor Relations” and then “SEC Filings & Annual Report.”  Copies of the proxy statement/prospectus can also be obtained, free of charge and when available, by directing a request to Oneida Financial Corp., 182 Main Street, Oneida, New York 13421, Attention: Investor Relations, Telephone: (315) 363-2000 or to Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214, Attention: Investor Relations, Telephone: (315) 445-2282.

Oneida Financial and Community Bank System and certain of their respective directors and executive officers may be deemed to participate in the solicitation of proxies from the stockholders of Oneida Financial in connection with the proposed merger.  Information about the directors and executive officers of Oneida Financial and their ownership of Oneida Financial common stock is set forth in the proxy statement for its 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 25, 2014.  Information about the directors and executive officers of Community Bank System and their ownership of Community Bank System common stock is set forth in the proxy statement for its 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 4, 2014.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.  Free copies of this document when available may be obtained as described in the preceding paragraph.

Certain statements contained in this current report on Form 8-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of Community and Oneida.  These statements include statements regarding the anticipated closing date of the transaction and anticipated future results.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Community Bank System and Oneida Financial, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Community Bank System and Oneida Financial are engaged, changes in the securities markets, political instability, acts of war or terrorism, and other risks and uncertainties disclosed from time to time in documents that Community Bank System or Oneida Financial files with the SEC.

Item 8.01                      Other Events

On February 24, 2015, Community Bank System and Oneida Financial issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release and presentation slides are attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01                      Financial Statements and Exhibits

(d)   Exhibits

2.1           Agreement and Plan of Merger, dated as of February 24, 2015, by and between Community Bank System, Inc. and Oneida Financial Corp., including the form of the Voting Agreement. *

99.1         Joint Press Release and Presentation Slides, dated February 24, 2015, issued by Community Bank System, Inc. and Oneida Financial Corp.

*  Schedules omitted.  Community Bank System, Inc. will furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Dated: February 25, 2015